Exhibit 11


                          September 10, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Exhibit 11, Form N-14
                  The Calvert Fund
                  2-76510 and 811-3416

Re:   Exhibit 11, Form N-14
         The Calvert Fund

Ladies and Gentlemen:

As counsel to The Calvert Fund (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Registration Statement on Form N-14 will, when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to this Registration Statement.



Sincerely,


Ivy Wafford Duke                            Susan Walker Bender
Assistant Counsel                           Associate General Counsel